SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               DECEMBER 24, 1998




                           ALEXANDER & BALDWIN, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         HAWAII                     0-565                  99-0032630
     ---------------            ------------           -------------------
     (STATE OR OTHER             (COMMISSION            (I.R.S. EMPLOYER
     JURISDICTION OF            FILE NUMBER)           IDENTIFICATION NO.)
     INCORPORATION)



                       822 BISHOP STREET, P. O. BOX 3440
                            HONOLULU, HAWAII 96801
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)



                                 (808) 525-6611
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

      On December 24, 1998, California and Hawaiian Sugar Company, Inc. ("C&H"), a wholly owned indirect subsidiary of Alexander & Baldwin, Inc.
(the "Company"), consummated a recapitalization transaction involving the participation of an investor group that included Citicorp Venture Capital, Ltd. C&H owns a sugar refinery at Crockett, California that is the primary raw cane sugar refinery in the western United States.

      The recapitalization was consummated by way of (i) the sale by C&H, pursuant to an Amended and Restated Asset Purchase Agreement dated as of December 24, 1998, of substantially all of its assets to Sugar Acquisition Corporation ("SAC"), a newly formed Delaware corporation, in return for a combination of cash, preferred stock and common stock in SAC, followed by
(ii) the sale by C&H, pursuant to an Amended and Restated Stock Sale Agreement dated as of December 24, 1998, of a majority of its equity interests in SAC to the investor group. SAC, as the recapitalized entity, will change its name to "C&H Sugar Company, Inc."

      As a result of the recapitalization, the Company, through C&H, received approximately $70 million in net proceeds, consisting of approximately
$45 million in cash, after the repayment of certain C&H indebtedness as set forth in Note A to the Pro Forma Condensed Financial Statements filed herewith as Exhibit 10.a.1.(xxxviii), and $25 million in senior preferred stock. The Company, through C&H, also retained approximately a 40-percent equity interest in C&H Sugar Company, Inc., the recapitalized entity.

      Copies of the Amended and Restated Asset Purchase Agreement and Amended and Restated Stock Sale Agreement are attached hereto as Exhibits
10.a.1.(xxxvi) and 10.a.1.(xxxvii), respectively, and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

Item 7.     Financial Statements and Exhibits
---------------------------------------------

            7(b).   Pro forma financial information.
                    -------------------------------

            Filed as part of this report as Exhibit 10.a.1.(xxxviii) is the required pro forma financial information relative to the disposition of assets.

            7(c).   Exhibits.
                    --------

Exhibit 10.a.1.(xxxvi)   Amended and Restated Asset Purchase Agreement, dated
                         as of December 24, 1998, by and among California and Hawaiian Sugar Company, Inc., A&B-Hawaii, Inc.,
                         McBryde Sugar Company, Limited and Sugar Acquisition
                         Corporation (without exhibits or schedules).

Exhibit 10.a.1.(xxxvii)  Amended and Restated Stock Sale Agreement, dated as of
                         December 24, 1998, by and between California and Hawaiian Sugar Company, Inc. and Citicorp Venture Capital, Ltd. (without exhibits or schedules).

Exhibit 10.a.1.(xxxviii) Pro forma financial information relative to the transactions.

Exhibit 99               Press Release dated December 24, 1998 issued by the
                         Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 8, 1999


                              ALEXANDER & BALDWIN, INC.



                              By /s/ Glenn R. Rogers
                                 ------------------------
                                 Glenn R. Rogers
                                 Executive Vice President,
                                 Chief Financial Officer
                                 and Treasurer

                                 EXHIBIT INDEX
                                 -------------


10.a.1.(xxxvi)   Amended and Restated Asset Purchase Agreement, dated as of
                 December 24, 1998, by and among California and Hawaiian Sugar
                 Company, Inc., A&B-Hawaii, Inc., McBryde Sugar Company,
                 Limited and Sugar Acquisition Corporation (without exhibits or schedules).

10.a.1.(xxxvii)  Amended and Restated Stock Sale Agreement, dated as of
                 December 24, 1998, by and between California and Hawaiian Sugar Company, Inc. and Citicorp Venture Capital, Ltd. (without exhibits or schedules).

10.a.1.(xxxviii) Pro forma financial information relative to the transactions.

99               Press Release dated December 24, 1998 issued by the Company.